                                                                   EXHIBIT 10.19

                               SOFTWARE AGREEMENT

                                 BY AND BETWEEN

                              IDT HORIZON GT, INC.
                             11 BROADWAY, SUITE 332
                               NEW YORK, NY 10004

                                       AND

                                  eSpeed, INC.
                              110 EAST 59TH STREET
                            NEW YORK, NEW YORK 10022

This Software Agreement (this "Agreement") is by and between IDT HORIZON GT,
INC., 11 Broadway, Suite 332, New York, NY 10004 ("Horizon") and eSpeed, Inc.,
110 East 59th Street, New York, NY 10022 ("eSpeed") and is effective February
___, 2006 ("Effective Date").

         The following are part of this Agreement:

               Schedule A - Prices & Payment Terms
               Schedule B - Maintenance & Other Services
               Schedule C - Description of the Software Identified in Schedule A
               Schedule D - Bondfire Platform Hardware & Environment

In consideration of the mutual promises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have executed this Software Agreement through their duly authorized representatives on the Effective Date.

    IDT HORIZON GT, INC.               eSpeed, Inc.

    By:  /s/ Alan Schwab               By:   /s/ Stephen M. Merkel
       ------------------------------      ------------------------------------
       Name:  Alan Schwab                  Name:  Stephen M. Merkel
       Title: Chief Executive Officer      Title: Executive Vice President,
                                                  General Counsel and Secretary

1        DEFINITIONS

1.1      "ACCEPTANCE DATE" means the first Business Day after Customer accepts the Software or it is deemed accepted pursuant to the Section entitled
         Acceptance.

1.2      "ACCEPTANCE PERIOD" means the 30-day period commencing on the
         Installation Date, as such period may be extended pursuant to the
         Section entitled Acceptance.

1.3      "AFFILIATE" shall mean, with respect to any entity, a business entity controlling, controlled by or under common control with such entity.

1.4      "BUSINESS DAY" means any day other than a Saturday or Sunday on which
         Federal Reserve Bank of New York is open for business.

1.5      "CORRECTION" means a modification to the Software to resolve one or more Errors.

1.6      "CUSTOMER" means eSpeed and its Affiliates.

1.7      "ERROR" means an instance of failure of the Software to be Operative. A
         "Minor Error" is an Error that does not make continued use of the
         Software impossible or, in the opinion of Customer and Horizon, highly impracticable. All other Errors are "Major Errors".

1.8      "INSTALLATION" means the completion of the installation of the Software and the corresponding training of Customer's employees.

1.9      "INSTALLATION DATE" means the date of the Business Day following the day on which Horizon notifies Customer that Horizon has completed installing the Software.

1.10     "LICENSE" means either a Paid-Up License or a Rental License, as the case may be.

1.11     "MAINTENANCE COVERAGE PERIOD" means 8:00 a.m. to 5:00 p.m. local New
         York time on all Business Days.

1.12     "NEW PRODUCT" means any new computer program that Horizon makes available to its customers for an additional license fee and Horizon does not make available as part of Maintenance Services as described in
         Schedule B.

1.13     "OPERATIVE" means substantially conforming in all material respects to performance levels and functional specifications described in this
         Software Agreement, including Schedule C.

1.14     "PAID-UP LICENSE" means a perpetual license to use the Software subject to the terms of this Agreement after paying the License Fee defined in
         Schedule A.

1.15     "SERVICES" and "MAINTENANCE SERVICES" mean the services described in
         Schedule B.

1.16     "SOFTWARE" means the computer programs, including Upgrades, identified in Schedule A and more fully described in Schedule C, that Customer acquires and Horizon delivers from time to time on the terms and conditions of this Agreement.

1.17     "SUPPORT SERVICES" is defined in Schedule B.

1.18     "UPDATE" means new program code that Horizon implements and provides to the Customer to correct Errors or to improve performance of the
         Software, or a revised version or release of the Software which may incidentally improve its functionality.

1.19     "UPGRADE," means a new version or release to improve functionality of the Software or to add functional capabilities that Horizon makes generally available to its customers who have licensed the use of the
         Software and are covered by Maintenance Services as described in
         Schedule B.

1.20     "WARRANTY PERIOD" means the 30-day period commencing on the Acceptance
         Date, if applicable.

2        LICENSE.

2.1      PAID-UP LICENSE. Upon payment in full of the License Fee (as defined in
         Schedule A) for the Software item, Customer shall have a perpetual, nonexclusive, non-transferable, and fully-paid license ("Paid-Up
         License") to such Software pursuant to the terms and conditions of this
         Agreement.

2.2      RESTRICTIONS. The Software shall be used at the Customer's Software
         Locations identified in Schedule A. Use of the Software shall be restricted to processing of repo trades in Customer's product offerings. Customer and its Affiliates may not provide the Software or its use for the processing of the business of any other person, firm or entity in any manner or form.

3        COPIES. Customer may copy the Software only for backup, hot backup or stand-by redundant systems, testing, and archival purposes and may make a reasonable number of copies of documentation delivered by Horizon consistent with the permitted use of the Software. Customer agrees to reproduce Horizon or third party proprietary notices in any permitted copies, modifications, or partial copies.

4        PRICE, PAYMENT, AND TAXES.

4.1      LICENSE FEE. Customer shall pay Horizon the applicable License Fee in accordance with Schedule A upon the execution and delivery of this
         Agreement.

4.2      INSTALLATION FEE. There is no fee for installation of the Software.
         Horizon shall install the Software for no additional consideration.

4.3      MAINTENANCE FEE. There is no fee for Horizon's providing the
         Maintenance Services described in Schedule B. Horizon shall provide the
         Maintenance Services for no additional consideration.

4.4      TAXES. Customer shall, in addition to any other amounts payable under this Agreement, pay directly all sales, use, and other taxes, national, state, or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by this Agreement except for taxes imposed or based upon the income of Horizon. Without limiting the foregoing, Customer shall promptly pay to Horizon an amount equal to any such items actually paid, or required to be collected or paid by
         Horizon.

5        OTHER SUPPORT SERVICES. Horizon shall provide additional services on an as-available basis, at then-current rates for the requested services.
         Current rates, subject to change without notice, are set forth in
         Schedule A. Horizon may adjust those rates in accordance with Schedule
         A: Prices & Payment Terms.

6        EXPENSE REIMBURSEMENT. Customer shall reimburse Horizon for all reasonable pre-authorized out-of-pocket phone, travel, hotel or other expenses incurred in connection with Horizon's provision of all services hereunder.

7        CUSTOMER RESPONSIBILITIES. Customer is responsible for timely provision of appropriate hardware and third party software listed on Schedule D,
         Bondfire Platform Hardware and Environment except that specifically stated to be provided by Horizon. If Customer engages Horizon to provide Support Services or other Professional Services described in
         Schedule B, Maintenance & Other Services, Customer will provide, on a mutually agreeable schedule, timely and accurate information, timely access to appropriate Customer personnel and equipment, qualified
         Customer personnel for training and trained personnel for acceptance testing, prompt payment upon proper invoice and prompt notice of approvals or acceptances or of deficiencies upon Horizon's request for approval or acceptance.

8        TITLE TO SOFTWARE AND CONFIDENTIALITY.

8.1      TITLE. Customer acknowledges Horizon's statement that the Software
         (including any modifications or enhancements thereto) and any software delivered by Horizon under this or any other agreement, as well as all related documentation, is proprietary to Horizon or third parties.
         Customer undertakes to treat the Software and other materials supplied by Horizon to Customer as proprietary to Horizon and as valuable and confidential trade secret materials of Horizon or third parties.
         Customer shall not directly or indirectly through third parties copy, reverse engineer, or otherwise misappropriate any part of the Software, or distribute or transfer the Software to any person except as provided herein.

8.2      CONFIDENTIALITY.

8.2.1    The parties acknowledge that all information (including the terms and conditions hereof) of a material nature (1) marked as confidential and disclosed by either party to the other, or (2) which, even if not marked as confidential, comes to the attention of either party or its employees, officers, agents, contractors or advisors
         ("Representatives") during the course of work pursuant to the terms of this Agreement, is confidential information ("Confidential
         Information"). The parties

         further agree that Confidential Information includes, without limitation, any software proprietary to Horizon and Customer client records. Each party acknowledges the other party's statements that
         Confidential Information constitutes a valuable asset of and is proprietary to the party disclosing or originally possessing it. The parties and their Representatives shall keep strictly confidential any
         Confidential Information which is disclosed or of which the other party or their Representatives become aware. Neither party shall disclose
         Confidential Information or knowingly permit its Representatives to disclose Confidential Information to any person other than its
         Representatives or to any person among its Representatives not having a specific need to know in performance of the work. Each party shall take reasonable care to insure fulfillment of this obligation, including instructing its Representatives not to sell, lease, assign, transfer, use outside their scope of employment or reveal any Confidential
         Information without prior written consent of the other party.
         Notwithstanding the foregoing, Customer may without the consent of
         Horizon disclose the terms and conditions of this Agreement, and may file a copy thereof, to the extent required in connection with
         Customer's filings under the Securities Exchange Act of 1934, as amended.

8.2.2    If a subpoena or other legal process in any way concerning information of a party ("Discloser") disclosed in connection with this Agreement is served upon the other party ("Recipient"), the Recipient shall notify the Discloser immediately, and the Discloser shall cooperate with the
         Recipient, at the Discloser's expense, in any lawful effort to contest the validity of such subpoena or other legal process.

8.2.3    The obligations of confidentiality in this Section shall survive termination or expiration of this Agreement and shall not apply to any information which a party has in its possession when disclosed to it by the other party, information which a party independently develops, information which is or becomes known to the public other than by breach of this Agreement or information rightfully received by a party from a third party without the obligation of confidentiality.

8.3      Customer may disclose the Software to its own employees and subcontractors who have the need to know in exercising Customer's right to use the Software provided that such employees and subcontractors have agreed to observe in substance the obligations of Customer set forth in the preceding paragraph 8.2. Subject to the terms of this
         Agreement, any other disclosure requires Horizon's prior written consent.

9        ACCEPTANCE.

9.1      During the Acceptance Period, Customer shall perform whatever acceptance tests on the Software it may wish to confirm that the
         Software is Operative. If Customer discovers during the applicable
         Acceptance Period that any Software is not Operative, Customer shall notify Horizon in writing of all the deficiencies in sufficient detail to permit Horizon to reproduce them. Horizon, at its own expense, shall modify, repair, adjust or replace the Software to make it Operative within 30 days after Horizon's receipt of Customer's deficiency notice.
         Customer may perform additional acceptance tests during a period commencing when Horizon has delivered revised Software correcting all the deficiencies Customer has noted. This restarted Acceptance Period shall have a duration of 30 days, unless Customer earlier accepts the
         Software in writing. If the Software, at the end of the Acceptance
         Period as so extended, has a Major Error, and Horizon is not able to effect a solution or workaround within a reasonable period of time (not to exceed 48 hours), then Customer may terminate this Agreement or, at its option, accept the Software. If Customer does not notify Horizon of acceptance or rejection of the Software, it shall be deemed accepted at the end of the Acceptance Period extended pursuant to this paragraph.
         If not previously accepted, the Software shall also be deemed accepted when used in commercial production purposes.

9.2      Customer shall use the procedure in this Section to determine acceptance of New Products. If Customer finds a New Product not to be
         Operative and rejects it, Customer shall have no obligation to pay the license fee for such New Product, and Horizon shall continue to support the version or release of the Software that Customer has installed for at least one year after any such rejection. If Horizon develops any
         Enhancement pursuant to a Work Order for Customer at the Support
         Services Rates set forth in Schedule A, Customer shall pay Horizon's charges at such Support Services Rates for a reasonable amount of time expended to fix bugs in such Enhancement during any applicable

         Acceptance Period; NO WARRANTY PERIOD APPLIES TO ANY SUCH ENHANCEMENT.

10       TRAINING AND USE OF TRAINED PERSONNEL. Customer shall limit use and access to the Software to employees trained in the use of the Software.
         Initial training shall be provided in accordance with the terms of
         Schedule B: Maintenance & Other Services. Additional training shall be provided, if requested by Customer, in accordance with Horizon's then-current education and training policy and fees. Such training shall be provided at a mutually agreed location at the fees specified in Schedule A.

11       WARRANTY AND LIMITATION OF LIABILITY.

11.1     WARRANTY.

11.1.1   The Software shall be and shall remain Operative (a) from completion of installation through the end of the Warranty Period and (b) at all times that Software is under maintenance or rental. The remedies for breach of this warranty are specified in Paragraph 11.4.

11.1.2   The Software and any media used to distribute it shall not, to the knowledge of Horizon, contain at delivery any computer instructions, circuitry or other technological means ("Harmful Code") whose purpose or result is to disrupt, damage or interfere with Customer's use of its computer and telecommunications facilities for their commercial, test or research and development purposes.

11.1.3   The Software will be fully Operative on the Bondfire Platform as described in Schedule D.

11.2     Horizon warrants that it has obtained and shall maintain the full power and authority to grant the rights herein granted without the further consent of any other person. The sole remedies for breach of this warranty are specified in Paragraph 11.6

11.3     THE WARRANTIES IN PARAGRAPHS 11.1 AND 11.2 ARE LIMITED WARRANTIES AND
         THEY ARE THE ONLY WARRANTIES MADE BY HORIZON. HORIZON DOES NOT MAKE AND
         CUSTOMER EXPRESSLY WAIVES ALL OTHER WARRANTIES EXPRESSED OR IMPLIED.
         THERE ARE EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND
         FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTIES ARE IN
         LIEU OF ALL WARRANTIES, LIABILITIES, OR OTHER OBLIGATIONS OF HORIZON
         FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH DELIVERY, USE, OR
         PERFORMANCE OF THE SOFTWARE AND ALL OTHER ITEMS DELIVERABLE HEREUNDER
         AND SERVICES, INCLUDING MAINTENANCE SERVICES, PROVIDED HEREUNDER.

11.4     REMEDY FOR INOPERATIVE SOFTWARE.

11.4.1   Horizon shall during the Warranty Period and thereafter, at its own expense, remedy or devise a suitable work-around to correct, as soon as reasonably possible, errors reported by Customer in the Software and to render the Software Operative, provided that Horizon may correct errors which do not have a material adverse effect on Customer's productive use of the Software in the next Update, version or release of the
         Software Horizon makes generally available to its customers. This remedy is contingent upon Customer's advising Horizon in writing of such errors in sufficient detail to enable Horizon to reproduce the error and certify its remedy or provision of a suitable work-around.
         Complying with the terms of this paragraph shall be deemed material with regard to termination rights in provision 13.1.

11.4.2   Any software furnished under this Agreement identified as third party software is furnished on an AS-IS basis, without warranty either express or implied, but Horizon will pass through any available warranties and indemnities from the third party proprietor. Horizon will inform Customer in writing of any such third-party software and provide Customer the opportunity to acquire such software itself.
         Horizon shall specify any such third-party software on Schedule D:
         Bondfire Platform Hardware & Environment and Customer shall receive thirty (30) days advance notice of installation of such third party software.

11.5     LIMITATION OF LIABILITY.

11.5.1   Horizon and Customer each hereby indemnifies the other from any claim or damages due to the injury or death of any individual, or the physical loss or damage to material real or personal property, resulting

         from the willful or negligent acts or omissions of the indemnifying party, its agents or employees. Notwithstanding the foregoing, each party excludes any indemnification for lost or damage to any data or software under this provision.

11.5.2   NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT,
         CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST
         PROFITS, EVEN IF THE PARTIES HAVE KNOWLEDGE OF THE POSSIBILITY OF SUCH
         DAMAGES, EXCEPT (A) AS TO PAYMENTS REQUIRED UNDER THE SECTION OF THIS
         AGREEMENT ENTITLED PATENT AND COPYRIGHT INDEMNITY AND (B) AS TO LOST
         PROFITS AND SIMILAR CONSEQUENTIAL DAMAGES ARISING FROM BREACH OF
         CUSTOMER'S OBLIGATIONS REGARDING THE CONFIDENTIALITY OF THE SOFTWARE
         AND PROTECTION OF HORIZON'S PROPRIETARY RIGHTS IN THE SOFTWARE.
         NOTWITHSTANDING ANYTHING TO THE CONTRARY, HORIZON AND CUSTOMER'S
         LIABILITY TO EACH OTHER UNDER THIS AGREEMENT SHALL NOT EXCEED, IN THE
         AGGREGATE, THE FEES PAID BY CUSTOMER TO HORIZON UNDER THE AGREEMENT.

11.6     INDEMNITY. Subject to the terms an conditions herein, Horizon will, at its own expense, defend and indemnify and hold Customer harmless against any money judgment awarded against Customer in any claim or action brought against Customer by third parties alleging that the
         Software infringes any U.S. patent, or any copyright, trademark, trade secret or other proprietary right of any third party, provided that
         Horizon is promptly notified in writing of such claim or action and provided that Customer (i) promptly notifies Horizon in writing of such claim or action , (ii) reasonably cooperates in the defense and all related settlement negotiations, and (iii) agrees that Horizon shall have sole control over the litigation or settlement of such claim.
         Customer acknowledges that Horizon shall have no indemnification obligations in the event that: (i) Customer has modified the Software after receipt form Horizon without prior authorization, (ii) Customer combines the Software with other hardware, software or other systems in such manner as to prompt the third party action, and (iii) Customer uses the Software in a manner not expressly contemplated by the documentation accompanying the product. If Horizon or Customer is enjoined from using the Software or if Horizon believes that the
         Software is likely to become the subject of a claim of infringement,
         Horizon may, at its option and expense, (1) procure the right for
         Customer to continue to use the Software or replace and modify the
         Software to make it non-infringing, or, (2) terminate the Rental
         License or Paid-Up License, as the case may be, and require return of the Software and for Software for which Customer has acquired a Paid-Up
         License, pay the Customer a refund of the Paid-Up License Fee less a pro rata amount equal to one sixtieth (1/60) of the Paid-Up License Fee for every full month following Customer's acceptance of the Software.
         The indemnities of this section shall not apply to any claim of infringement by or resulting from Customer-supplied elements even if present in the Software, nor from Customer's modification of the
         Software, nor to the inclusion or incorporation of the Software with software not provided by Horizon nor to the use of the Software in a manner for which the Software is not designed if such claim would not have arisen without such modification, inclusion or incorporation. The remedies of this Paragraph are the exclusive remedies for infringement.

12       REMEDIES.

12.1     BREACH OF CONFIDENTIALITY. Each party recognizes that if the other party breaches any of its obligations to safeguard the confidentiality of the Confidential Information, monetary damages would not adequately compensate the other party for the resulting potential injury to the other party's business. Each party therefore agrees that the other party shall have the right to injunctive relief. Each party will vigorously enforce against any employee or consultant (receiving access to the Confidential Information) any violation of the confidentiality of the Confidential Information or, with respect to the Software,
         Horizon's Intellectual Property rights in the Software.

12.2     NON-PAYMENT. If Customer fails to make any payment as called for by this Agreement and does not cure such failure within 30 days after written notice of non-payment from Horizon, then Horizon may terminate this Agreement

         and the License without further notice. Nothing in this Agreement shall be construed to require Horizon to provide software or services if
         Customer is delinquent in its payment obligations.

12.3     Horizon recognizes that if Horizon breaches any of its obligations to safeguard the confidentiality of Customer's client list, monetary damages would not adequately compensate Customer for the resulting potential injury to Customer's business. Horizon therefore agrees that
         Customer shall have the right to injunctive relief. Horizon will vigorously enforce against any employee or consultant (receiving access to the Customer's client list through Horizon) any violation of the confidentiality of Customer's client list.

13       TERM AND TERMINATION.

13.1     This Agreement is effective from the Effective Date and shall remain in force until terminated. Customer may terminate the License at any time by destroying the Software together with all copies, modifications, and merged portions in any form. This Agreement will also terminate upon conditions set forth elsewhere, or either party may terminate this
         Agreement and the License if the other party fails to comply with any material term or condition of this Agreement, subject to Section 15.5 entitled Survival, after receiving written notice of the failure and a reasonable time not to exceed 30 days in which to cure such failure.
         Customer agrees upon any termination of this Agreement or the License to destroy the Software together with all copies, modifications, and merged portions in any form and to send Horizon prompt written certification of such destruction.

14       PAYMENT TO CUSTOMER UPON CHANGE IN CONTROL. In the event that, after the Effective Date, there is consummated (i) a sale of all or substantially all of the assets of Horizon to any person other than an
         Affiliate of Horizon or Sunrise Financial Systems, L.P. or (ii) a
         merger, consolidation, or other transaction which results in any person other than an Affiliate of Horizon or Sunrise Financial Systems, L.P.
         being the "beneficial owner" (as defined in Rule 13d-3 under the
         Securities Exchange Act of 1934, as amended) of more than 50% of the combined voting power of the voting securities of Horizon or the entity surviving such merger or consolidation or any parent thereof (any such transaction, a "Change in Control"), Horizon shall pay to Customer an amount equal to 23% of the total consideration paid in such transaction, up to a maximum of $1,500,000.00 in cash on or prior to such Change in Control.

15       GENERAL.

15.1     ENTIRE AGREEMENT. Each party hereto acknowledges that this Agreement and its Schedules constitute the complete and exclusive statement of the terms and conditions between the parties, which supersedes and merges all prior proposals, understandings, and all other agreements, oral and written, between the parties relating to this Agreement. This
         Agreement may not be modified or altered except by written instrument duly executed by both parties.

15.2     FORCE MAJEURE. No failure, delay or default in performance of any obligation of a party to this Agreement shall constitute an event of default or a breach of this Agreement, to the extent that such failure to perform, delay or default arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with failure, delay or default.

15.3     CHOICE OF LAW. This Agreement and performance hereunder shall be governed by the internal laws and not the laws governing conflicts of laws of the State of New York, including all applicable federal statutes, and any dispute arising out of this Agreement shall be maintained in the courts located in the State of New York, which courts shall have exclusive jurisdiction for such purposes.

15.4     ENFORCEABILITY. If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted.

15.5     SURVIVAL.

15.5.1   If either party fails to observe, keep or perform any material term or condition of this Agreement, or if a voluntary or involuntary petition is commenced by or against either party under the Bankruptcy Act or a party becomes insolvent, or should any substantial part of either party's property be subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency, the other party may terminate this Agreement in whole or in part. The party seeking to terminate this Agreement shall give the other party written notice of any of the

         foregoing claimed to be a basis for termination, and the Agreement shall terminate 30 days after receipt of the notice if the party receiving the notice has then failed to correct or remedy the situation.

15.5.2   If a voluntary or involuntary petition is commenced by or against
         Horizon under the Bankruptcy Act, or Horizon becomes insolvent, or any substantial part of Horizon's property becomes subject to any levy, seizure, assignment, application or sale for or by any creditor or governmental agency, or a receiver should be appointed for Horizon,
         Customer shall continue to have a right and license to use, reproduce, modify, enhance and produce derivative works for their own use for any purpose permitted under this Agreement from any Software licensed to
         Customer hereunder, provided that Customer shall have no greater rights in the Software after occurrence of any such event than before, and provided further that all applicable confidentiality and nondisclosure provisions of this Agreement shall continue in full force and effect and provided further that the Customer shall not be late in any payments due pursuant to this Agreement.

15.5.3   All provisions of this Agreement, which by their nature must survive termination in order to achieve the fundamental purposes of this
         Agreement, the preceding paragraph and the provisions of the Sections entitled Indemnity, Title to Software and Confidentiality, Warranty and
         Limitation of Liability shall survive any termination of this
         Agreement.

15.6     NO WAIVER. The wavier or failure of either party hereto to exercise in any respect any right provided for herein shall not be deemed a waiver of any further right hereunder.

15.7     ASSIGNMENT. Horizon may assign this Agreement to any successor to all or substantially all of Horizon's business. Customer may assign this
         Agreement in its entirety to an Affiliate, provided that such assignee is able to and does fulfill the obligations of the assignor.